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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 23, 2003
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                          BECTON, DICKINSON AND COMPANY
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             (Exact name of registrant as specified in its charter)

           New Jersey                001-4802                   22-0760120
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    (State or other juris-         (Commission             (IRS Employer Iden-
   diction of incorporation)       File Number)            tification Number)

   1 Becton Drive, Franklin Lakes, New Jersey                   07417-1880
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code          (201) 847-6800
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                                       N/A
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         (Former name or former addresses if changed since last report.)





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Item 9. Regulation FD Disclosure.

The following statement is being furnished by the Company under the provisions of Regulation FD:

         BD (Becton, Dickinson and Company) announced on July 23, 2003 that it is conducting a voluntary recall in Canada of three lots of BD'TM' Test Strips that were manufactured for use with the BD Latitude'TM' Diabetes Management System. The distribution of these three lots was limited to Canada, and represents a small percentage of total BD'TM' Test Strips produced to date.

         The costs anticipated with recalling these three lots are not expected to be significant and will be reflected in the Company's third quarter results for the period ended June 30, 2003. The sales value of the BD'TM' Test Strips being recalled in Canada is approximately U.S. $400,000. Total sales of BD'TM' Test Strips in the U.S. and Canada for the first half of BD's fiscal year 2003, for use with the BD Latitude'TM' Diabetes Management System and the BD Logic'TM' Blood Glucose Monitor, were approximately $5 million.

         BD is taking this action following an internal quality review, which determined that test strips from these three lots did not meet all of BD's quality and performance specifications. The potential issues presented by test strips from these lots relate primarily to the accuracy of readings at low blood glucose levels, especially for asymptomatic hypoglycemic patients. BD has not received any reports of serious injury resulting from inaccurate readings from test strips in these lots.

         The Company is advising the U.S. Food and Drug Administration (FDA) and Health Canada of this corrective action. BD is continuing its quality review of its BD'TM' Test Strips, will work with the FDA and Health Canada in connection with the issues associated with this announced recall and market notification process, and will take any other corrective actions that may be required.

         This report may contain certain forward-looking statements (as defined under Federal securities laws) regarding BD's performance, including future revenues, products and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; BD's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this report and in BD's filings with the Securities and Exchange Commission. BD does not intend to update any forward-looking statements.









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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BECTON, DICKINSON AND COMPANY
                                                  (Registrant)



                                           By: /s/ Gary DeFazio
                                               ----------------------------
                                                   Gary DeFazio
                                                   Assistant Secretary


Date: July 23, 2003




                      STATEMENT OF DIFFERENCES


The trademark symbol shall be expressed as..................    'TM'